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                                                                    EXHIBIT 5.1


                                 FORM OF OPINION





                                ___________, 1996


BancFirst Ohio Corp.
422 Main St.
Zanesville, OH  43701

Gentlemen:

         We have acted as counsel for BancFirst Ohio Corp. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 1,035,000 shares of common stock, par value $10.00. In this connection, we have examined the Articles of Incorporation, the Code of Regulations and amendments thereto, the directors' and shareholders' minutes and the Registration Statement filed with the Securities and Exchange Commission, exhibits thereto, and such other documents as we have deemed necessary to the opinion hereinafter expressed.

         We are of the opinion that the Shares are validly authorized and, upon their sale as contemplated by the Registration Statement, will be legally issued, fully paid, and non-assessable.

                                 Very truly yours,

                                 EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.


                                 By:____________________________________________
                                       John R. Thomas, Vice President